EXHIBIT 10.33

                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of September 17, 1997, is between HI-RISE RECYCLING SYSTEMS, INC., a Florida corporation (herein, together with its successors and assigns, called the "Borrower"), and OCEAN BANK (herein, together with its successors and assigns, called the "Lender").

                                   WITNESSETH

         WHEREAS, the Borrower has requested from the Bank a commitment to extend a line of credit in the amount of THREE MILLION DOLLARS ($3,000,000.00) for the financing of lease contracts receivables;

         WHEREAS, the Lender is willing, on the terms and subject to the conditions hereinafter set forth, to provide such commitment and to make advances under the line of credit;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINED TERM. The following terms when used in this Agreement shall have the following meanings:

         "ACCOUNT" means any account (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect, from time to time, in the State of Florida).

         "ADVANCE(S)" means any funds which Lender makes available to Borrower at Borrower's request under the Facilities.

         "ADVANCE RATE" means the base rate of interest as announced from time to time by Citibank N.A., New York, New York, plus 2%, adjusted daily.

         "ADVANCE REQUEST FORM" means the Advance Request Form of the Lender as included in EXHIBIT A.

         "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power.

                   (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                   (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "AUTHORIZED OFFICER" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Lender pursuant to SECTION 4.1.1.

         "BORROWER" is defined in the PREAMBLE.

         "BORROWING BASE" means, on any Borrowing Base Calculation Date, an amount equal to 75% percent of all Eligible Receivables.

         "BORROWING BASE CALCULATION DATE" means the day that a Borrowing Base Certificate is submitted to the Lender.

         "BORROWING BASE CERTIFICATE" means a certificate duly executed by the chief accounting or financial Authorized Officer of the Borrower, substantially in the form of EXHIBIT B attached hereto, with such changes as the Lender may from time to time reasonably request for purposes of monitoring the Borrowing Base.

         "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in Miami, Florida.

         "CASH COLLATERAL ACCOUNT" means a separate non-interest bearing account, identified as Cash Collateral Account #100768642-13, established by Borrower at Lender pursuant to the Lockbox Agreement.

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         "CHANGE IN CONTROL" means the acquisition by any Person, or two or more
Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange
Act of 1934) of 50% or more of the outstanding shares of voting stock of the Borrower.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means all property and/or rights on or in which a Lien is granted to the Lender (or to any agent, trustee, or other Person acting on the Lender's behalf) pursuant to this Agreement, any of the Collateral Documents, or any other Instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

         "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement and each other Instrument or document pursuant to which a Lien is granted to the Lender (or perfected in favor of the Lender) (or to or in favor of any agent, trustee, or other Person acting on the Lender's behalf) as security for any of the Obligations, as any and all of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

         "COMMITMENT" means the Lender's obligation to make Advances pursuant to
SECTION 2.1.

         "COMMITMENT AMOUNT" means, on any date, THREE MILLION DOLLARS ($3,000,000.00).

         "COMMITMENT EXPIRATION DATE" means the date which Lender notifies the Borrower that payment in full of the Obligations is due.

         "COMMITMENT TERMINATION DATE" means the earliest of

              (a)  the Commitment Expiration Date; or

              (b)  the occurrence and continuance of any Event of Default.

         "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule delivered to the Lender by the Borrower on the date hereof.

         "DOLLAR" and the sign "$" mean lawful money of the United States.

         "ELIGIBLE RECEIVABLES" is defined in Section 2.3.

         "Environmental Laws" means all applicable Federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to protection of the environment or human health or imposing liability or standards of conduct concerning any Hazardous Material, as any of the foregoing may be amended or supplemented from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "EVENT OF DEFAULT" is defined in Section 8.1.

         "GAAP" is defined in Section 1.4.

         "HAZARDOUS MATERIAL" means

              (a) any "hazardous substance", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

              (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

              (c) any petroleum product; or

              (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "INDEBTEDNESS" of any Person means, without duplication:

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              (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

              (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

              (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities;

              (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

              (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

              (f) all contingent liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

         "INDEMNIFIED LIABILITIES" is defined in SECTION 9.4.

         "INDEMNIFIED PARTIES" is defined in SECTION 9.4.

         "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter, or otherwise) under which any obligation is evidenced, assumed or undertaken, or any Lien (or right or interest therein) is granted or perfected.

         "Lender" is defined in the preamble.

         "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "LOAN DOCUMENT" means this Agreement, the Note, each Collateral Document, and each other agreement, document or Instrument executed and delivered in connection with this Agreement, as any and all of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the provisions hereof and thereof.

         "LOCKBOX AGREEMENT" means the Lockbox Agreement by and between the parties, executed and delivered pursuant to Section 4.1.1, substantially in the form of Exhibit C hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "NOTE" means the Variable Rate Commercial Promissory Note of the Borrower payable to the Lender, in the form of Exhibit D hereto (as such promissory note may be amended, supplemented, endorsed or otherwise modified from time to time), evidencing the Line of Credit, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "OBLIGATIONS" means all obligations (monetary or otherwise) of the Borrower, however created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with this Agreement, the Note or any other Loan Document.

         "ORGANIC DOCUMENT" means, relative to the Borrower, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or al I of its functions under ERISA.

         "PENSION PLAN" means a "pension plan," as such term is defined in 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi employer plan as defined in 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a controlled group, may have liability, including any liability by reason of having been a substantial employer within the meaning of 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under 4069 of ERISA.

         "PERSON" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

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         "PLAN" means any Pension Plan or Welfare Plan.

         "Security Agreement" means the commercial Security Agreement by and between the parties, executed and delivered pursuant to Section 4.1.1, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "TANGIBLE NET WORTH" means the consolidated net worth of the Borrower and its Subsidiaries after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including capitalized software development costs, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "UNITED STATES" or "U.S." means the United States of America.

         "WELFARE PLAN" means a "welfare plan", as such term is defined in 3(l) of ERISA.

         1.2 USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, the Note and each Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         1.3 CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article are references to such Article of this Agreement or such other Loan Document, as the case may be.

         1.4 ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 5.5.


                                   ARTICLE II
                        ADVANCES UNDER THE LINE OF CREDIT

         2.1 COMMITMENT. On the terms and subject to the conditions of this Agreement, the Lender hereby agrees to make available Advances from time to time before the Commitment Termination Date in such face amounts as the borrower may from time to time request; PROVIDED, however, that no Advance shall be given if, after giving effect to such advance, the aggregate face value of all Advances outstanding hereunder would exceed the lesser of: (i) THREE MILLION DOLLARS ($3,000,000.00) or (ii) the Borrowing Base.

         2.2 ADVANCE REQUESTS. Provided that all conditions precedent to an Advance have been satisfied by Borrower, Lender, subject to the terms hereof, shall make Advances from time to time to Borrower's account within two (2) Business Days after delivery to Lender by Borrower of a duly executed Advance Request Form satisfactory in form and substance to Lender. Each Advance shall be accompanied by the delivery to Lender of all documents reasonably requested by Lender, including, without limitation, a duly executed Borrowing Base Certificate. The Borrowing Base Certificate shall stipulate the total amount of Eligible Receivables and Eligible Inventory.

         2.3 ELIGIBLE RECEIVABLES. Eligible Receivables, as of the Borrowing Base Calculation Date, shall include all accounts now owned or hereafter created by Borrower, including all accounts receivable, contract rights and general intangibles relating to such accounts received, resulting from the lease of recycling systems equipment to lessee within the United States or where the Products are delivered in the United States and all the proceeds thereof, BUT
EXCLUDING: (a) any Account which is more than sixty (60) calendar days past the original due date; (b) any Account due by a Lessee for whom ten percent (10%) or more of the outstanding receivable from the Borrower to said Lessee are sixty days or more past due; (c) any intercompany Account of the Borrower arising from a sale to an Affiliate or subsidiary; (d) those Accounts derived from finance charges and/or any other charge in excess of the cost of the recycling system equipment; and/or (e) any Account in which another person has a security interest or Lien.

         2.4 COLLATERAL FOR ADVANCES.

         2.4.1 DEPOSIT. The parties have executed a Lockbox Agreement that authorizes the Lender to establish a Cash Collateral Account into which all funds received from buyers corresponding to payment of Borrower's account receivables shall be credited. As security for the payment of all obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over, and transfers to the Lender, and creates in the Lender's favor a lien on and security interest in, all money, instruments, and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. The Borrower shall have no right to withdraw or to cause the Lender to withdraw any funds deposited in the Cash Collateral Account. At any time and from time to time, upon the Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents (including, without limitation, financing statements and bond powers executed in blank) as may be necessary, appropriate, or desirable in the Lender's judgment to obtain the full benefits (including, without limitation, perfection and priority) of the security interest created or intended to be created by this SECTION


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2.4.1 and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the Cash Collateral Account other than the Lien granted under this SECTION 2.4.1.

         2.4.2 APPLICATION OF FUNDS. The Lender shall apply funds in the Cash Collateral Account in the following manner:

         (i) on each Business Day that funds are deposited in the Cash Collateral Account, Lender shall at the close of the Business Day, transfer all monies above $1,000.00 to the Loan Account and reduce the aggregate value of Advances outstanding by the same amount; and

         (ii) on the Commitment Termination Date, Lender shall apply all monies in the Cash Collateral Account to the outstanding Obligations in such order as the Lender may elect.

         Except in the case described in clause (ii) above, the Lender shall release all funds remaining in the Collateral Account to the Borrower within five Business Days after the latter of (a) the Commitment Termination Date, and
(b) the Borrower Shall have paid in full all Obligations. If the Lender resigns, the outgoing Lender and the new Lender shall effect a transfer to the new Lender of all of the outgoing Lender's right, title, and interest in and to the Collateral Account concurrently with the effectiveness of such resignation.

         2.4.3 FEES. The Borrower shall pay to the Lender fees customarily charged by the Lender with respect to the maintenance of accounts similar to the Cash Collateral Account.


                                   ARTICLE III
                                INTEREST AND FEES

         3.1 COMMITMENT FEE. In consideration of this Agreement and the Commitment, the Borrower agrees to pay to the Lender on the date of this Agreement a commitment fee in the amount of $15,000.00.

         3.2 INTEREST. Interest shall accrue on the aggregate face value of the Advances at the Advance Rate. Each change in the prime rate shall be effective as of the opening of business on the effective date of such change in the prime rate. Interest on Advances shall be payable on the first Business Day of each month, commencing on the first date after the date of the initial Advance. On the first Business Day of each month, Borrower's operating account #________________ will be debited for the total accrued interest during the preceding month less any prepayments of interest which may have been made.

         3.3 PENALTY INTEREST. Interest on any Advance, or portion thereof, that remains outstanding after the Commitment Termination Date, shall accrue at the maximum rate permitted by law.


                                   ARTICLE IV
                         CONDITIONS TO CREDIT EXTENSIONS

         4.1 CONDITIONS PRECEDENT.

              4.1.1 CONDITIONS TO CLOSING. As a condition to Lender executing this Agreement, Borrower shall deliver to Lender, in form and substance satisfactory to Lender:

                   (a)  A duly executed Note.

                   (b)  A duly executed Security Agreement.

                   (c) The Lender and the Borrower shall have entered into and delivered the Lockbox Agreement in the form attached hereto as Exhibit F.

                   (d) Borrower will have established a Cash Collateral Account with Lender as stipulated for in Section 2.4 of this Agreement.

                   (e)  A favorable opinion of counsel to Borrower.

                   (f) Evidence satisfactory to Lender that Borrower is organized and in good standing in the State of Florida and is qualified as a foreign corporation and in good standing all jurisdictions in which it transacts business.

                   (g) Copies of Borrower's Articles of Incorporation, certified as of a recent date by the Secretary of State of Florida, and copies of Borrower's by-laws, certified by the Secretary or Assistant Secretary of Borrower that such by-laws are true and correct as of the date of the execution of this Agreement by Lender.

                   (h) Certificates of the Secretary or an Assistant Secretary of Borrower, dated as of the date of the initial Advance, as to incumbency and signatures of the officers of Borrower executing this Agreement, any of the other Loan Documents and any other certificates or other document to be delivered pursuant hereto or

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

                        thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

              4.1.2 CONDITIONS TO INITIAL ADVANCE. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Lender shall not be obligated to make an initial Advance hereunder, unless and until Borrower shall have delivered to Lender, in form and substance satisfactory to Lender:

                   (a) Resolutions of Borrower's board of directors, certified by the Secretary or Assistant Secretary of Borrower, duly adopted and in full force and effect on the date of the initial Advance, authorizing (i) the execution, delivery and performance of this Agreement and all other Loan Documents, (ii) the Advances hereunder and the performance by Borrower of all actions contemplated by this Agreement and the other Loan Documents, (iii) the granting of the Liens provided for in this Agreement,
                        (iv) specific officers to execute and deliver this Agreement, the other Loan Documents and all other related documents and instruments.

                   (b) Acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the Note, or such other evidence of filing as may be acceptable to the Lender, naming the Borrower as the debtor and the Lender as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interest of the Lender pursuant to the Security Agreement.

                   (c) Executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any of the Products previously granted by any Person.

                   (d) Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Lender, dated a date reasonably near to the date of the Note, listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to CLAUSE (B) above, together with copies of such financing statements.

                   (e) Certificates of the chief financial officer of Borrower stating that no material adverse change has occurred prior to the date of the initial Advance in the business, assets, operations, prospects, or financial or other condition of Borrower since DECEMBER 31ST, 1996.

                   (f)  Evidence that the insurance policies provided for in
                        Section 6.1.4 have been obtained and are in full force and effect, certified by the Secretary or Assistant Secretary of Borrower.

                   (g) Such additional information and materials as Lender may reasonably request, including, without limitation copies of any debt agreements, security agreements and other material contracts.

                   (h) Copy of the letter from Borrower to its accountants referred to in Section 6.1.5 hereof.

              4.1.3 CONDITIONS TO EACH ADVANCE. It shall be a further condition to the initial Advance and each subsequent Advance that all of the following statements shall be true on the date of each such Advance:

                   (a) All of the representations and warranties of Borrower contained herein or in any of the Loan Documents shall be true and correct on and as of the date of such Advance as though made on and as of such date, except to the extent that any such representations of warranty expressly relates to an earlier date and for changes therein permitted or contemplated by this Agreement or the other Loan Documents.

                   (b) No event shall have occurred and be continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                   (c) No Liens shall have been filed or recorded against any of the Collateral, other than the Liens arising hereunder.


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


                   (d) No order, judgment or decree of any court, arbitration or governmental authority shall purport to enjoin or restrain Lender from making any further Advances to Borrower.

                   (e) The Borrower shall provide the Bank with all the original documentation concerning the leases financed by the Bank. Such documentation shall be kept in the Bank's vault throughout the term of the lease contract and shall be returned to the Borrower upon the full payment of each individual lease and/or the Note. These items shall include, but not be limited to the following: (1) An invoice executed by the lessee of the equipment and the Borrower; (2) A statement executed by each lessee of equipment stating that the equipment has been received and installed with the lessee to the lessee's satisfaction; (3) Certificate of insurance on each leased equipment naming the Borrower as loss/payee and as additional insured; (4) Borrower must deliver to the Bank the original executed lease agreement in connection with each equipment lease.

         The acceptance by Borrower of the proceeds of each Advance shall be deemed to constitute a representation and warranty by Borrower that the conditions in this Section 4.1.3 have been satisfied.

         4.2     LENDER APPOINTED ATTORNEY-IN-FACT.

                   (a) Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Lender the power and right, on behalf of Borrower, Without notice to or assent by Borrower to do the following;

                        (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of Borrower or its own name or otherwise, to take possession of, and endorse and collect, any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or entity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                        (ii) to pay or discharge taxes or Liens levied or placed
                             on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                        (iii) (A) to direct any party liable for any payment
                             under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to Lender or as Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of, or arising out of, any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with receivables constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Borrower's expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender's Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

                   (b) Lender agrees that, except upon the occurrence and during the continuation of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to Lender pursuant to this Section 4.2. Borrower hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 4.2 is a power coupled with an interest and shall be irrevocable until the Obligations are indefeasibly paid in full. Nothing set forth in this subparagraph (b) shall limit the rights of Lender granted in Section 8.2 or 8.3 hereof.

                   (c) The powers conferred on Lender hereunder are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for its or their own gross negligence or willful misconduct.

                   (d) Borrower also authorizes Lender, at any time and from time to time (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of Borrower in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section ______ hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to make Advances hereunder, the Borrower represents and warrants unto the Lender as set forth in this ARTICLE V.

         5.1 ORGANIZATION, ETC. The Borrower is a corporation validly organized and existing and in good standing under the laws of Florida, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to grant Liens under the respective Collateral Documents to which it is a party, to obtain loans and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         5.2 DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by the Borrower of each Loan Document executed or to be executed by it, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

              (a) contravene the Borrower's Organic Documents;

              (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

              (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties other than Liens granted to secure obligations.

         5.3 GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of any Loan Document to which it is a party. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.4 VALIDITY, ETC. This Agreement constitutes, and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms.

         5.5 FINANCIAL INFORMATION. The balance sheets of the Borrower as at DECEMBER 31ST, 1996, and the related statements of earnings and cash flow of the Borrower for the periods then ended, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         5.6 INDEBTEDNESS. Except as disclosed on the DECEMBER 31ST, 1996 balance sheet and in Item 6.2.2, the Borrower has no Indebtedness of any nature, in excess of $100,000 in the aggregate.

         5.7 NO MATERIAL ADVERSE CHANGE. Since the date of the financial statements described in SECTION 5.5, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower.

         5.8 LITIGATION, CONTINGENT LIABILITIES, AND LABOR CONTROVERSIES.

              (a) No litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings or investigations are pending or threatened against the Borrower in which any injunctive relief is sought or in which money damages in excess of $25,000 are sought except as set forth (including estimates of the dollar amounts involved) in Item 5.8 ("Litigation") of the Disclosure Schedule, and there are no inquiries, whether formal or informal, from any governmental agency or authority or otherwise, which might give rise to such actions, proceedings or investigations.

              (b) The Borrower has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective properties or to the conduct of its respective business, which violation or failure to obtain might materially or adversely affect the Borrower's business, credit, operations, financial condition or prospects.

              (c) There are no labor controversies pending or threatened against the Borrower which, if adversely determined, would materially and adversely affect the Borrower's business, credit, operations, financial condition or prospects.

              (d) Other than any liability incident to any litigation or proceedings described in this SECTION 5.8, the Borrower does not have any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 5.5.


         5.9 SUBSIDIARIES. Except as disclosed in Item 5.9, the Borrower has no subsidiaries.

         5.10 OWNERSHIP OF PROPERTIES.

              (a) The Borrower has a valid leasehold interest in all property leased by it, and has good and marketable title to all of its other properties and assets, real and personal, tangible and intangible, of any nature whatsoever (which, with respect to licenses, means that the Borrower is the lawful owner of its rights under such licenses), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to SECTION 6.2.3.

              (b) The Borrower does not own any fee interests in real property.

         5.11 TAXES. The Borrower has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its respective books.

         5.12 PENSION AND WELFARE PLANS. Prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 5.12 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         5.13 ENVIRONMENTAL WARRANTIES. Except as set forth in Item 5.13 ("Environmental Matters") of the Disclosure Schedule:

              (a) all facilities and property (including underlying ground water) owned or leased by the Borrower have been, and continue to be, owned or leased by the Borrower in material compliance with all Environmental Laws;

              (b) there have been no past, and there are no pending or threatened

                   (i) claims, complaints, notices or requests for information received by the Borrower with respect to any alleged violation of any Environmental Law, or

                   (ii) complaints, notices or inquiries to the Borrower
                        regarding potential liability under any Environmental
                        Law;

              (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower; and

              (d) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

         5.14 REPRESENTATIONS CONCERNING COLLATERAL.

              (a) Except for the security interest granted to Lender pursuant to this Agreement, Borrower is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens. No material amounts payable under or in connection with any of its Receivables are evidenced by Instruments which have not been delivered to Lender.

              (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Borrower in favor of Lender pursuant to this Agreement.

              (c) Appropriate financing statements having been filed, this Agreement is effective to create a valid and continuing first priority Lien on and first priority perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of Lender, prior to all other Liens and is enforceable as such as against creditors of, and purchasers from, Borrower (other than purchasers of Inventory in the ordinary course of business). All action necessary or desirable to protect and perfect such security interest in each item of the Collateral has been duly taken.

              (d) Borrower's principal place of business and the place where its records concerning the Collateral are kept and the location of its Eligible Inventory are set forth on ITEM 5.15 ("Place of Business") of the Disclosure Schedule.

              (e) Each Account reflected on any report furnished to Lender (i) is owned by Borrower free and clear of all Liens in favor of any Person other than Lender, other than Permitted Liens (ii) covers a bona fide final sale of merchandise usually dealt in by Borrower in the ordinary course of Borrower's business or the rendition of service by Borrower to customers in the ordinary course of Borrower's business, (iii) is for a liquidated amount maturing as stated in the duplicate invoice or other supporting data covering such transaction and (iv) is not subject to any deduction, offset, counterclaim, return privilege or other condition.

         5.15 REGULATIONS G, U AND X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Advances made under the Facilities will be used for a purpose which violates, or would be inconsistent with, Federal Reserve Board Regulation G U or X.

         5.16 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         5.17 COMPLIANCE WITH APPLICABLE LAWS. The Borrower is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (Federal, state, local or foreign, and including, without limitation, Environmental Laws), a breach of which would materially and adversely affect the Borrower's business, credit, operations, financial condition or prospects.

                                   ARTICLE VI
                                    COVENANTS

         6.1 AFFIRMATIVE COVENANTS. The Borrower agrees with the Lender that, until all Obligations incurred by the Borrower in relation to the Commitment have been finally paid and performed in full, the Borrower will perform the obligations set fort in this SECTION 6.1.

              6.1.1 FINANCIAL INFORMATION, RESORTS, NOTICES, ETC. The Borrower will furnish, or will cause to be furnished, to the Lender copies of the following financial statements, reports, notices and information:

                   (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's financial statements for such fiscal year for the Borrower, including balance sheet, statements of earnings, cash flow and all accompanying notes for such fiscal year, in each case certified by independent public accountants acceptable to the Lender, together with a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Event of Default that has occurred and is continuing, or, if they have become aware of such Event of Default, describing such Event of Default, and the steps, if any, being taken to cure it, together with such accountants, annual letters to the Borrower's management, if any, and the Borrower's responses thereto, if any;

                   (b) as soon as filed, a copy of each federal income tax return of Borrower, and all schedules and forms attached thereto, and any amendments to previous returns;

                   (c) within ten days of the end of each month, a monthly accounts receivable aging report and a complete inventory listing;

                   (d) as soon as possible and in any event within one Business Day after the occurrence of each Default, a statement of the chief financial or chief executive Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                   (e) as soon as possible and in any event within one Business Day after the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 5.8, notice thereof and, if requested by the Lender, copies of all documentation relating thereto; and

                   (f) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

              6.1.2 COMPLIANCE WITH LAWS, ETC. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                   (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                   (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

              6.1.3 MAINTENANCE OF PROPERTIES. The Borrower will maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

              6.1.4 INSURANCE. The Borrower will maintain or cause to be maintained with responsible insurance companies insurance, naming the Lender as loss payee, with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is (a) required by the Collateral Documents and (b) as is customary in the case of similar businesses and will, upon request of the Lender, furnish to the Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this SECTION 6.1.4.

              6.1.5 BOOKS AND RECORDS. The Borrower will keep books and records which accurately reflect all of its business affairs and transactions and permit the Lender or any of its representatives, at reasonable times and intervals, (a) to visit all of its offices, (b) to discuss its financial matters with its officers and independent public accountants (and the Borrower hereby authorizes such independent public accounts to discuss the Borrower's financial matters with the Lender or its representatives whether or not any representative of the Borrower is present) and (c) to examine any of its books or other corporate records.

              6.1.6 FINANCIAL COVENANTS. The Borrower shall at all times maintain levels of consolidated Tangible Net Worth, a ratio of total consolidated Indebtedness to consolidated Tangible Net Worth, a ratio of consolidated current assets (excluding unbilled receivables) to consolidated current liabilities and a ratio of consolidated cash flow to consolidated funded debt service materially equal to those reflected in Borrower's financial statements of DECEMBER 31ST, 1996, as provided to Lender.

              6.1.7 ENVIRONMENTAL COVENANT. The Borrower will,

                   (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                   (b) immediately notify the Lender and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Lender any actions and proceedings relating to compliance with Environmental Laws; and

                   (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this SECTION 6.1.7.

         6.2 NEGATIVE COVENANTS. The Borrower agrees with the Lender that all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this SECTION 6.2.

              6.2.1 BUSINESS ACTIVITIES. The Borrower will not engage in any new business activity, except those described in the Item 6.2.1 and such activities as may be incidental or related thereto.

              6.2.2 INDEBTEDNESS. The Borrower will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, without prior written consent of the Lender, other than, without duplication, the following:

                   (a)  Indebtedness in respect of the Obligations;

                   (b) Indebtedness existing as of the date of this Agreement which is included in the Financial Statements of DECEMBER 31ST, 1996 as provided to Lender or is identified it ITEM 6.2.2 ("Ongoing Indebtedness") of the Disclosure Schedule.

                   (c) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities); and

                   (d) other Indebtedness of the Borrower in an aggregate amount not to exceed $100,000.

              6.2.3 LIENS. The Borrower will not, without prior written consent of the Lender, pledge or grant any security interest in any asset account, contract rights, equipment or inventory of the Borrower to anyone except the Lender. The Borrower will not, without prior written consent of the Lender, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                   (a) Liens securing payment and performance of the Obligations, granted pursuant to any Loan Document;

                   (b) Liens granted prior to the date of this Agreement to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 6.2.2; and

                   (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

              6.2.4 SALE OF ASSETS. Borrower shall not sell or transfer any assets except in the ordinary course of business.

              6.2.5 CONSOLIDATION, MERGER, ETC. Borrower will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation, sell all or substantially all of its assets, permit the transfer of any of its stock on the books of the Borrower, or purchase or otherwise acquire all or substantially all of the assets of any Person.

              6.2.6 SALES OF COLLATERAL. Borrower shall not sell, transfer, convey or otherwise dispose of any Collateral except for inventory sold in the ordinary course of Borrower's business.

                                   ARTICLE VII
                                      TERM

         7.1 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENT. No termination or cancellation (regardless of cause or procedure) of the financing under this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower or the rights of Lender relating to any transaction or event occurring prior to such termination. All undertakings, agreements, covenants, warranties and representations contained in this Agreement shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations, at which time the same shall terminate.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         8.1 LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this SECTION 8.1 shall constitute an "Event of Default".

              8.1.1 NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any principal of or interest on the Note, any Advance or any other obligation.

              8.1.2 BREACH OF WARRANTY. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered hereunder is or shall be incorrect when made in any material respect.

              8.1.3 NON-PERFORMANCE OF COVENANTS. The Borrower shall default in the due performance and observance of any of its obligations under SECTIONS 6.1 or 6.2; or the Borrower shall default in the due performance and observance of any of its obligations under any Collateral Document and such default shall continue for the applicable grace period, if any, set forth in such Collateral Document.

              8.1.4 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document, and such default shall continue unremedied for a period of 10 days after notice thereof shall have been given to the Borrower by the Lender.

              8.1.5 CROSS-DEFAULT. Borrower or Guarantor commits a default under any other present or future loan agreement, undertaking or other agreement with:
(i) Lender; or (ii) any other lender, whether or not related to the transactions contemplated by this Agreement or the Loan Documents. It is further understood and agreed that a default by Borrower or Guarantor under this Agreement or under any Loan Document shall also constitute a default under any other loan agreement, undertaking or other agreement between Borrower and/or Lender.

              8.1.6 DEFAULT UNDER GUARANTY. The Guarantors, individually or collectively, shall default in the due performance and observation of any of their obligations under the Guaranty.

              8.1.7 JUDGMENTS. Any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Borrower and either

                   (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                   (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

              8.1.8 PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan

                   (a) the institution of any steps by the Borrower, any member of its controlled group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $100,000; or

                   (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under 302(f) of ERISA.

              8.1.9 CONTROL OF THE BORROWER. Any Change in Control of the Borrower shall occur.

              8.1.10 BANKRUPTCY, INSOLVENCY, ETC. The Borrower or Guarantor shall

                   (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                   (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any property of any thereof, or make a general assignment for the benefit of creditors:

                   (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend its rights under the Loan Documents;

                   (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding shall be consented to or acquiesced in by the Borrower or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower hereby expressly authorizes the Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, Protect and defend its rights under the Loan Documents; or

                   (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

              8.1.11 IMPAIRMENT OF SECURITY, ETC. Any Loan Document, or any Lien granted thereunder, or the Guaranty shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower; the Borrower or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any obligation shall, in whole or in part, cease to be a perfected Lien, subject only to those exceptions expressly permitted by such Loan Document.

         8.2 ACTION IF BANKRUPTCY. If any Event of Default described in SECTION
8.1.10 shall occur, the outstanding principal amount of all outstanding obligations shall automatically be and become immediately due and payable, without notice or demand.

         8.3 ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default (other than any Event of Default described in SECTION 8.1.10) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender shall, by notice to the Borrower, declare all or any portion of the outstanding principal amount of the Note and all of the other Obligations to be due and payable and the Commitment to be terminated, whereupon the full unpaid amount of such Note and Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitment shall terminate.


                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Lender. No failure or delay on the part of the Lender or the holder of the Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Lender or the holder of the Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder .

         9.2 NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

         9.3 PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of the Lender (including the fees and out-of-pocket expenses of counsel to the Lender and of local counsel, if any, who may be retained by counsel to the Lender) in connection with

                   (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and

                   (b) the filing, recording, refiling or rerecording of the Collateral Documents and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any Collateral Document, and

                   (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document or any amendment thereto or modification thereof.

The Borrower further agrees to pay, and to save the Lender harmless from all liability for, any stamp, documentary or other taxes which may be payable in connection with the execution or delivery of any Loan Document, the Advances hereunder or the issuance of the Note. The Borrower also agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Lender in connection with
(x) the negotiation of any restructuring or "work-out", whether or not consummated, of any obligations and (y) the enforcement of any Obligations.

         9.4 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Lender, the Borrower hereby indemnifies, exonerates and holds the Lender and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.5 ASSIGNMENT. Except with the prior written approval of Lender, Borrower may not assign any of its rights or obligations under this Agreement or any of the Loan Documents. Lender may assign any of its rights and obligations under this Agreement or any of the Loan Documents to any person, its successors and assigns. In the event that Lender assigns all or some of its rights to assignee hereunder, then assignee shall have the right, in an Event of Default, to accelerate all obligations of Borrower under this Agreement or any of the Loan Documents.

         9.6 SURVIVAL. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         9.7 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability Of such provision in any other jurisdiction.

         9.8 PARTICIPATIONS IN LOANS. Lender may at any time, without the consent of Borrower, sell participations or assign its interest in all or part of the Advances or the Note to one or more other Persons (each, a "Participant"). Borrower hereby grants to each such Participant, and each such Participant shall have and is hereby given, a continuing lien on and security interest in any and all monies, securities, and other property of Borrower and the proceeds thereof, now or hereafter held or received by such Participant, and also upon any and all deposits (general or special) and credits of Borrower with, and any and all claims of Borrower against, such Participant, at any time existing, including the right of set-off, to the extent of the Participant's participation in the Advances, and such Participant shall be deemed to have the same right of set-off to the extent of the Participant's participation in the Advances as it would have if it were a direct lender hereunder.

         9.9 CONFLICT OF TERMS. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         9.10 AUTHORIZED SIGNATURE. Until Lender shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower listed in Exhibit G hereto shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's board of directors.

         9.11 HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         9.12 EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         9.13 GOVERNING LAW; ENTIRE AGREEMENT. This Agreement, the Note and each other Loan Document shall each be deemed to be a contract made under and governed by the internal laws of the State of Florida. This Agreement, the Security Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. The parties hereto specifically agree to waive all rights to rely on or enforce any oral statements made prior to or subsequent to the execution of this Agreement.

         9.14 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

         9.15 SUBMISSION TO JURISDICTION. THE PARTIES AGREE THAT VENUE AND JURISDICTION SHALL BE IN DADE COUNTY, FLORIDA, FOR ANY AFFIRMATIVE OR DEFENSIVE LEGAL PROCEEDING IN CONNECTION WITH THE ENFORCEMENT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

         9.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY MADE OR UNDERTAKEN BEFORE, DURING OR AFTER THE EXECUTION OF THIS AGREEMENT. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION 9.16 IS A MATERIAL INDUCEMENT FOR THE LENDER TO EXTEND CREDIT TO THE BORROWER AS PROVIDED HEREIN.

         IN WITNESS WHEREOF, the parties hereto have executed this Credit Agreement the date first above written.

                                           HI-RISE RECYCLING SYSTEMS, INC.


/s/ BRAD HACKER                            By /s/ DONALD ENGEL
---------------------------------            ------------------------------
Witness:  Brad Hacker                      Name:  Donald Engel
                                           Title:  CEO
/s/ ARACILE A. REINA
--------------------------------
Witness:  Aracile A. Reina                  Address:

                                           Facsimile No.:


                                           OCEAN BANK


/s/ ERNESTO SAPINES                        By /s/ ROBERT TRUJILLO
---------------------------------            ------------------------------
Witness:  Ernesto Sapines                  Name:  Robert Trujillo
                                           Title:  Vice President

---------------------------------
Witness                                    Address:    780 N.W. 42nd Avenue
                                                       Miami, Florida  33126

                                           Facsimile No.:

                                    ITEM 5.8
                               PENDING LITIGATION



                                    ITEM 5.12
                             EMPLOYEE BENEFIT PLANS



                                    ITEM 5.13
                              ENVIRONMENTAL MATTERS



                                    ITEM 5.15
                                PLACE OF BUSINESS



                                   ITEM 6.2.1
                             NEW BUSINESS ACTIVITIES



                                   ITEM 6.2.2
                              ONGOING INDEBTEDNESS